Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Colonial Properties Trust Reports Results for First Quarter 2010
BIRMINGHAM, Ala., April 29, 2010 — Colonial Properties Trust (NYSE: CLP), announced its results for the first quarter ended March 31, 2010.
For the first quarter 2010, the company reported a net loss available to common shareholders of $12.3 million, or $0.19 per diluted share, compared with net income available to common shareholders of $13.9 million, or $0.29 per diluted share, for the same period in 2009. Funds from Operations Available to Common Shareholders and Unitholders (“FFO”), a widely accepted measure of REIT performance, for the first quarter 2010 was $20.6 million, or $0.28 per diluted share, compared with $49.7 million, or $0.87 per diluted share, in the same period a year ago. The decrease is primarily attributable to $28.0 million, or $0.49 per diluted share, of gains from the repurchase of unsecured senior notes and development dispositions, net of income taxes recorded in the first quarter of 2009.
Operating FFO, which the company defines as FFO before transaction income (i.e. development gains, land/outparcel gains and bond/preferred stock repurchase gains/losses), for the first quarter 2010 was $20.5 million, or $0.28 per diluted share, compared with $21.8 million, or $0.38 per diluted share, in the same period a year ago.
Results for the first quarter of 2010 reflect the dilution resulting from the issuance of 12.1 million common shares in the company’s October 2009 common share offering and the issuance of 2.5 million common shares under the company’s at-the-market equity offering program in the first quarter 2010, as discussed further below.
A reconciliation of net income (loss) available to common shareholders to FFO and to Operating FFO, as well as definitions and statements of purpose, are included in the financial tables accompanying this press release.
“Our multifamily operating fundamentals began to show signs of stabilization in the majority of our markets during the first quarter,” stated Thomas H. Lowder, Chairman and Chief Executive Officer. “Multifamily occupancy ended the quarter at 96.7 percent, and we will look to leverage this strong position to improve rental rates during the remainder of the year. The positive job growth that was reported in March, coupled with limited supply of new apartments and the decrease in the homeownership rate appear to be working in our favor earlier than we had originally projected. We will build on this progress with continued focus on our 2010 initiatives. These include: simplifying the business, improving our margins, strengthening the balance sheet, and growing the company.”
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Multifamily Operating Performance
Multifamily net operating income (“NOI”) for the first quarter 2010 decreased 8.7 percent from the first quarter 2009, for the 29,173 apartment homes included in the consolidated same-property results. Multifamily same-property revenues decreased 3.0 percent and expenses increased 5.7 percent compared with the first quarter 2009. The increase in expenses is primarily due to increased make ready costs as a result of increased occupancy in the first quarter and snow removal/repair costs related to inclement weather in February. On a sequential basis, first quarter 2010 same-property NOI decreased 3.2 percent compared with the fourth quarter 2009, with revenues decreasing 0.2 percent and expenses increasing 4.0 percent compared with the prior quarter.
Same-property physical occupancy as of March 31, 2010, was 96.7 percent, compared with 94.6 percent at March 31, 2009.
A reconciliation of NOI to income from continuing operations, as well as definitions and statements of purpose, is included in the financial tables accompanying this press release.
Disposition and Development Activity
During the first quarter 2010, the company closed on the sale of four condominium units for total sales proceeds of $1.5 million. The net book value of the company’s remaining for-sale condominium units is $17.7 million at March 31, 2010.
The company resumed development of Colonial Promenade Nord du Lac Phase I, a 261,000 square-foot retail development located in Covington, Louisiana. The development will be anchored by Kohl’s, Academy Sports + Outdoors and Hobby Lobby. The total development cost of Phase I is anticipated to be $27.1 million, of which $19.8 million is remaining to be spent. Phase I is scheduled to open in October 2010. In April 2010, the company opened Colonial Pinnacle Craft Farms II, a 67,700-square-foot expansion in Gulf Shores, Alabama, which is anchored by Publix supermarket. The expansion is currently 78 percent leased.
Capital Markets Activity
On March 4, 2010, the company established an “at-the-market” equity offering program under which the company may from time to time sell up to $50 million aggregate offering price of its common shares. During the first quarter 2010, the company issued 2.5 million common shares under this program at an average issue price of $13.25 per share, raising net proceeds of $32.4 million.
During the first quarter 2010, the company repurchased $8.7 million of unsecured notes under its existing note repurchase program for net gains of $28,000.
Quarterly Dividend on Common Shares
On April 28, 2010, the Board of Trustees approved a cash dividend of $0.15 per common share, payable May 17, 2010, to shareholders of record as of May 10, 2010, representing an ex-dividend date of May 6, 2010.
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2010 EPS and FFO per Share Guidance
The company’s guidance range for the full year 2010 for EPS and FFO per share, with certain revised assumptions and timing of certain transactions, is set forth and reconciled below:

Full-Year
2010 Range
Low—High
Diluted EPS	$(0.78) - $(0.70)
Plus: Real Estate Depreciation & Amortization	1.70 - 1.70
Less: Gain on Sale of Operating Properties	(0.00) - (0.00)

Total Diluted FFO per share	$0.92 - $1.00

Less: Transaction Income
Gain on Sale of Land and Bond or Preferred Stock Repurchases	(0.00) - (0.00)

Operating FFO per share	$0.92 - $1.00

Following are current assumptions reflected in the company’s full-year 2010 guidance:
•	Multifamily same-property net operating income: decline of 5.0 to 7.0 percent.
o	Revenue: Decline of 2.0 to 2.75 percent

o	Expense: Growth of 2.5 to 3.5 percent
•	Development spending of $25 million to $30 million.

•	Acquisitions of $25 million to $50 million.

•	Land and for-sale residential property dispositions of $15 million to $25 million.

•	New secured mortgage financings of $100 million to $150 million.

•	Corporate G&A expenses of $17 million to $19 million.
The company’s guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company’s control and all of which are subject to change. The company’s guidance may change if actual results vary from these assumptions.
For additional details regarding the company’s disposition and investment activities, see the company’s Supplemental Financial Highlights available on the company’s website at www.colonialprop.com.
Conference Call and Supplemental Materials
The company will hold its quarterly conference call Thursday, April 29, 2010, at 1:00 p.m. Central Time. The call will include a review of the company’s first quarter performance and a discussion of the company’s strategy and expectations for the future.
To participate, please dial 1-866-454-3510. As with previous calls, a replay will be available for seven days by dialing 1-800-642-1687; the conference ID is 65051220. Access to the live call and a replay will also be available through the company’s website at www.colonialprop.com under “Investors: Press Releases: Event Calendar.”
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Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the company’s website at www.colonialprop.com under the “Investors: Financial Information and Filings: Quarterly Supplemental Information” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.
Colonial Properties Trust is a real estate investment trust (REIT) that creates value for its shareholders through a multifamily focused portfolio and the management and development of select commercial assets in the Sunbelt region of the United States. As of March 31, 2010, the company owned or managed 34,230 apartment units, 17.9 million square feet of commercial space. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company’s website at www.colonialprop.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO, Operating FFO and NOI. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds from Operations — FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before noncontrolling interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the company’s performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company’s industry.
The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, is fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management
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uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
Operating FFO — The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of the company’s current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.
Property Net Operating Income — The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with (loss) income from continuing operations as presented in the company’s consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statements of income entitled “(loss) income from continuing operations” is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
The company’s method of calculating FFO, Operating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO, Operating FFO and NOI should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity, nor is it indicative of sufficient cash flow to fund all of the company’s needs, including the company’s ability to make distributions.
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding the company’s ability to complete developments in line with cost estimates, the company’s ability to successfully complete unit sales at its condominium conversion projects, the inability to predict the timing and/or amount of any additional impairment charges, the company’s ability to complete senior note repurchases on favorable terms and the company’s ability to further simplify the business and strengthen the balance sheet, may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known
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and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.

CONTACT:	Colonial Properties Trust Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917
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COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2010
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in 000s, except per share data)

	Three Months Ended
	3/31/2010	3/31/2009
Revenue
Minimum Rent	$73,482	$70,239
Tenant Recoveries	2,789	1,066
Other Property Related Revenue	11,544	9,500
Construction Revenues	—	35
Other Non-Property Related Revenue	2,898	3,455

Total Revenue	90,713	84,295

Operating Expenses
Operating Expenses:
Property Operating Expenses	25,419	22,469
Taxes, Licenses, and Insurance	11,059	10,976

Total Property Operating Expenses	36,478	33,445

Construction Expenses	—	34
Property Management Expenses	1,807	1,918
General and Administrative Expenses	4,807	4,382
Management Fee and Other Expenses	2,673	4,217
Restructuring Charges	—	812
Investment and Development (1)	3	165
Depreciation	30,279	27,785
Amortization	2,224	873
Impairment and other losses (2)	783	1,054

Total Operating Expenses	79,054	74,685

Income from Operations	11,659	9,610

Other Income (Expense)
Interest Expense	(20,901)	(20,432)
Debt Cost Amortization	(1,185)	(1,303)
Gain on Retirement of Debt	28	25,319
Interest Income	393	301
Income (Loss) from Partially-Owned Investments	270	(650)
Loss on Hedging Activites	—	(1,063)
(Loss) Gain on Sale of Property, net of income taxes of $- (Q1) in 2010 and $3,177 (Q1) in 2009	(7)	5,380
Income Taxes and Other	(249)	3,090

Total Other Income (Expense)	(21,651)	10,642

(Loss) Income from Continuing Operations	(9,992)	20,252

Discontinued Operations
(Loss) Income from Discontinued Operations	(32)	541
(Loss) Gain on Disposal of Discontinued Operations, net of income taxes of $- (Q1) in 2010 and $26 (Q1) in 2009	(35)	45

(Loss) Income from Discontinued Operations	(67)	586

Net (Loss) Income	(10,059)	20,838

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	82	(1,009)
Noncontrolling Interest in CRLP — Preferred	(1,813)	(1,813)
Noncontrolling Interest in CRLP — Common	1,492	(2,368)
Discontinued Operations
Noncontrolling Interest in CRLP — Common	8	(163)
Noncontrolling Interest of Limited Partners	(5)	468

(Income) Loss Attributable to Noncontrolling Interest	(236)	(4,885)

Net (Loss) Income Attributable to Parent Company	(10,295)	15,953

Dividends to Preferred Shareholders	(2,034)	(2,073)
Preferred Share Issuance Costs, net of discount	—	(5)

Net (Loss) Income Available to Common Shareholders	$(12,329)	$13,875

(Loss) Earnings per Share — Basic
Continuing Operations	$(0.19)	$0.27
Discontinued Operations	—	0.02

EPS — Basic	$(0.19)	$0.29

(Loss) Earnings per Share — Diluted
Continuing Operations	$(0.19)	$0.27
Discontinued Operations	—	0.02

EPS — Diluted	$(0.19)	$0.29

(1)	Reflects costs incurred related to potential mergers, acquisitions and abandoned pursuits . These costs are volatile and therefore may vary between periods.

(2)	For the three months ended March 31, 2010, the Company incurred casualty losses related to property damage at three of the Company’s multifamily apartment communities. For the three months ended March 31, 2009, the Company recorded a $1.0 million non-cash impairment charge. Of the charge, $0.7 million is related to our Noncontrolling Interest in the Craft Farms joint venture and $0.3 million is related to the sale of the remaining 17 units at the Regents Park for-sale residential project.

1Q10	-1-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2010
FIRST QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)

	Three Months Ended
	3/31/2010	3/31/2009
Net (Loss) Income Available to Common Shareholders	$(12,329)	$13,875
Noncontrolling Interest in CRLP (Operating Partnership Unitholders)	(1,500)	2,531
Noncontrolling Interest in Gain on Sale of Undepreciated Property	—	992

Total	(13,829)	17,398

Adjustments — Consolidated Properties
Depreciation — Real Estate	29,821	27,408
Amortization — Real Estate	1,741	342
Remove: (Loss)/Gain on Sale of Property, net of Income
Tax and Noncontrolling Interest	42	(5,425)
Include: (Loss)/Gain on Sale of Undepreciated
Property, net of Income Tax and Noncontrolling Interest	(10)	3,731

Total Adjustments — Consolidated	31,594	26,056

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	2,408	4,785
Amortization — Real Estate	702	1,814
Remove: Gain/(Loss) on Sale of Property	(78)	19

Total Adjustments — Unconsolidated	3,032	6,618

Funds from Operations	$20,797	$50,072

Income Allocated to Participating Securities	(182)	(324)

Funds from Operations Available to Common Shareholders and Unitholders	$20,615	$49,748

FFO per Share
Basic	$0.28	$0.87
Diluted	$0.28	$0.87

Operating FFO:
Funds from Operations	$20,615	$49,748
Less: Transaction Income
— Development and Land Gains	(103)	(3,731)
— Bond / Preferred Repurchase Gains	(28)	(25,314)
— Write-off of OCI as a Result of Bond Repurchases	—	1,063

Operating FFO	$20,484	$21,766

Operating FFO per Share
Basic	$0.28	$0.38
Diluted	$0.28	$0.38
FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before Noncontrolling Interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company’s performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry.
The Company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares, net of the attributable write-off of future interest expense held in OCI. The Company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of the Company’s current business plan, the timing and amount of these transactions can vary significantly between periods.
The Company’s method of calculating FFO and Operating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor Operating FFO should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.
FIRST QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)

	Three Months Ended
	3/31/2010	3/31/2009

Basic
Shares	66,426	48,202
Operating Partnership Units (OP Units)	8,157	8,823

Total Shares & OP Units	74,583	57,025

Dilutive Common Share Equivalents	—	—

Diluted (1)
Shares	66,426	48,202
Total Shares & OP Units	74,583	57,025
Notes:

(1)	For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

1Q10	-2-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
BALANCE SHEET
($ in 000s)

	As of	As of
	3/31/2010	12/31/2009
ASSETS
Real Estate Assets
Operating Properties	$3,211,973	$3,210,350
Undeveloped Land & Construction in Progress	276,009	237,100

Total Real Estate, before Depreciation	3,487,982	3,447,450

Less: Accumulated Depreciation	(549,677)	(519,728)
Real Estate Assets Held for Sale	33,950	65,022

Net Real Estate Assets	2,972,255	2,992,744

Cash and Equivalents	3,762	4,590
Restricted Cash	7,752	7,952
Accounts Receivable, net	34,397	33,934
Notes Receivable	17,366	22,208
Prepaid Expenses	16,916	16,503
Deferred Debt and Lease Costs	21,687	22,560
Investment in Unconsolidated Subsidiaries	15,693	17,422
Other Assets	52,740	54,719

Total Assets	$3,142,568	$3,172,632

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$312,632	$310,546
Notes and Mortgages Payable	1,360,674	1,393,797

Total Long-Term Liabilities	1,673,306	1,704,343

Other Liabilities	74,858	82,628

Total Liabilities	1,748,164	1,786,971

Redeemable Common Units	137,695	133,537

EQUITY
Noncontrolling Interest
Series B 7 1/4%, Preferred Units	100,000	100,000
Limited Partner’s Noncontrolling interest	844	985

Total Noncontrolling Interest	100,844	100,985

Series D 8 1/8% Preferred Shares (Liquidation Value)	100,118	100,118
Cumulative Earnings	1,287,706	1,296,188
Cumulative Distributions	(1,766,877)	(1,753,015)
Accumulated Other Comprehensive Loss	(2,843)	(2,957)
Common Equity, including additional paid-in capital	1,537,761	1,510,805

Total Equity, including Noncontrolling Interest	1,256,709	1,252,124

Total Liabilities and Equity	$3,142,568	$3,172,632

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)

	As of	As of
	3/31/2010	12/31/2009
Basic
Shares	69,310	66,366
Operating Partnership Units (OP Units)	8,152	8,163

Total Shares & OP Units	77,462	74,529

1Q10	-3-	NYSE: CLP

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)
RECONCILIATION OF REVENUES

	Three Months Ended
	1Q10	1Q09

Divisional Total Revenues
Multifamily — Same Property	$68,891	$70,994
Multifamily — Non-Same Property (1)	6,986	6,147
Commercial	20,991	23,474

Total Divisional Revenues	96,868	100,615

Less: Unconsolidated Revenues — Multifamily	(943)	(2,001)
Less: Unconsolidated Revenues — Commercial	(8,138)	(16,484)
Discontinued Operations	28	(1,325)
Construction Revenues	—	35
Unallocated Corporate Revenue	2,898	3,455

Consolidated Revenue Adjusted —’09 Discontinued Operations (2)	90,713	84,295

Add: Additional Discontinued Operations Revenue, post filing (3)	—	(5)

Total Consolidated Revenue, per 10-Q (4)	$90,713	$84,290

RECONCILIATION OF EXPENSES

	1Q10	1Q09

Divisional Total Expenses
Multifamily — Same Property	$29,726	$28,110
Multifamily — Non-Same Property (1)	3,473	4,447
Commercial	6,342	8,415

Total Divisional Expenses	39,541	40,972

Less: Unconsolidated Expenses — Multifamily	(484)	(968)
Less: Unconsolidated Expenses — Commercial	(2,575)	(5,914)
Discontinued Operations	(4)	(645)

Total Property Operating Exp	36,478	33,445
Construction Expenses	—	34
Property Management Exp	1,807	1,918
General & Administrative Exp	4,807	4,382
Management Fee and Other Exp	2,673	4,217
Restructure Charges	—	812
Investment and Development (5)	3	165
Impairment and other losses	783	1,054
Depreciation	30,279	27,785
Amortization	2,224	873

Consolidated Expense Adjusted —’09 Discontinued Operations (2)	79,054	74,685

Add: Additional Discontinued Operations Expense, post filing (3)	—	(317)

Total Consolidated Expense, per 10-Q (4)	$79,054	$74,368

RECONCILIATION OF NOI

	1Q10	1Q09

Divisional Total NOI
Multifamily — Same Property	$39,165	$42,884
Multifamily — Non-Same Property (1)	3,513	1,700
Commercial	14,649	15,059

Total Divisional NOI	57,327	59,643

Less: Unconsolidated NOI — Multifamily	(459)	(1,033)
Less: Unconsolidated NOI — Commercial	(5,563)	(10,570)
Discontinued Operations	32	(680)
Unallocated Corporate Rev	2,898	3,455
Construction NOI	—	1
Property Management Exp	(1,807)	(1,918)
General & Administrative Exp	(4,807)	(4,382)
Management Fee and Other Exp	(2,673)	(4,217)
Restructure Charges	—	(812)
Investment and Development (5)	(3)	(165)
Impairment and other losses	(783)	(1,054)
Depreciation	(30,279)	(27,785)
Amortization	(2,224)	(873)

Income from Operations	11,659	9,610
Total Other (Expense) Income	(21,651)	10,642

(Loss) Income from Continuing Operations (6)	(9,992)	20,252

Discontinued Ops	—	312

(Loss) Income from Continuing Operations, per 10-Q (4)	$(9,992)	$20,564

Notes:

(1)	Includes operations from for-sale portfolio.

(2)	Reflects total consolidated revenue and total consolidated expense (as applicable), adjusted to reflect discontinued operations classifications made after filing of prior period financials.

(3)	Adjustment to prior period financials to reflect discontinued operations classifications made after filing of prior period financials.

(4)	For prior period, reflects total consolidated revenue, expense or (loss) income from continuing operations (as applicable) as presented in prior period financials (i.e., excluding adjustment for discontinued operations classifications made after filing of prior period financials).

(5)	Reflects costs incurred related to potential mergers, acquisitions and abandoned pursuits . These costs are volatile and therefore may vary between periods.

(6)	(Loss)/Income from Continuing Operations before extraordinary items, noncontrolling interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with ASC 205-20.

1Q10	-4-	NYSE: CLP